UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 18, 2010
BAR HARBOR BANKSHARES
(Exact name of registrant as specified in its charter)
Commission File No. 001-13349

Maine	01-0393663

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PO Box 400 82 Main Street, Bar Harbor, ME	04609-0400

(Address of principal executive offices)	(Zip Code)
(207) 288-3314
(Registrant’s telephone number, including area code)
Inapplicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders	Page 1

Signatures	Page 2
Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2010 Annual Meeting of the Stockholders (the “Annual Meeting”) of Bar Harbor Bankshares (the “Company”) was held at 11:00 A.M. on Tuesday, May 18, 2010 at the Bar Harbor Club, 111 West Street, Bar Harbor, Maine. At the Annual Meeting, there were present in person or by proxy, 3,026,043.20 shares of the Company’s common stock, representing approximately 80.16% of the total outstanding eligible votes. At the Annual Meeting, the stockholders of the Company: (i) elected fourteen (14) persons to serve as directors for a term of one year; (ii) set the number of directors for the ensuing year at fourteen (14); and (iii) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The voting results for each proposal are as follows:
1. To elect fourteen (14) persons to serve as directors for a term of one year:

DIRECTOR	FOR	WITHHELD	BROKER NON VOTE
Robert C. Carter	2,126,256.54	154,142.65	0
Thomas A. Colwell	2,262,502.28	17,896.92	0
Jacquelyn S. Dearborn	2,125,935.57	154,463.62	0
Peter Dodge	2,263,170.28	17,228.92	0
Martha T. Dudman	2,262,739.54	17,659.66	0
Lauri E. Fernald	2,125,457.54	154,941.65	0
Gregg S. Hannah	2,124,137.57	156,261.63	0
Clyde H. Lewis	2,261,659.54	18,739.66	0
Joseph M. Murphy	2,262,756.28	17,642.92	0
Robert M. Phillips	2,126,657.54	153,741.65	0
Constance C. Shea	2,126,557.28	153,841.92	0
Kenneth E. Smith	2,126,545.54	153,853.65	0
Scott G. Toothaker	2,125,550.24	154,848.95	0
David B. Woodside	2,126,568.28	153,830.92	0
2. To set the number of directors for the ensuing year at fourteen (14):

For	Against	Abstain
3,001,268.41	15,433.77	9,340.00
3. To ratify the appointment of KPMG LLP the Company’s independent registered public accounting firm for the year ending December 31, 2010:

For	Against	Abstain
2,995,606.55	27,580.66	2,852.57

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 20, 2010

BAR HARBOR BANKSHARES
/s/ Joseph M. Murphy
Joseph M. Murphy
President and Chief Executive Officer